UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States Short Oil Fund, LP

March 31, 2014

Dear United States Short Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2013 financial statements for the United States Short Oil Fund, LP (ticker symbol “DNO”). We have mailed this statement to all investors in DNO who held shares as of December 31, 2013 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current DNO Privacy Policy. Additional information concerning DNO’s 2013 results may be found by referring to DNO’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to DNO’s own website at www.unitedstatesshortoilfund.com. You may also call DNO at 1-800-920-0259 to speak to a representative and request additional material, including a current DNO Prospectus.

United States Commodity Funds LLC is the general partner of DNO. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Commodity Index Fund	(ticker symbol: USCI)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States Copper Index Fund	(ticker symbol: CPER)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Agriculture Index Fund	(ticker symbol: USAG)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Metals Index Fund	(ticker symbol: USMI)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)

Information about these other funds is contained within the Annual Report as well as in the current DNO Prospectus. Investors in DNO who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com                                                                        www.unitedstatesbrentoilfund.com
www.unitedstatesnaturalgasfund.com                                                         www.unitedstatescommodityindexfund.com
www.unitedstates12monthoilfund.com                                                        www.unitedstatescopperindexfund.com
www.unitedstatesgasolinefund.com                                                             www.unitedstatesagricultureindexfund.com
www.unitedstatesdieselheatingoilfund.com                                               www.unitedstatesmetalsindexfund.com
www.unitedstates12monthnaturalgasfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information. Thank you for your continued interest in DNO.

Regards,

/s/ Nicholas Gerber

Nicholas Gerber
President and CEO
United States Commodity Funds LLC

*    This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY OF

UNITED STATES COMMODITY FUNDS LLC

AS GENERAL PARTNER OF:

UNITED STATES OIL FUND, LP
UNITED STATES NATURAL GAS FUND, LP
UNITED STATES 12 MONTH OIL FUND, LP
UNITED STATES 12 MONTH NATURAL GAS FUND, LP
UNITED STATES GASOLINE FUND, LP
UNITED STATES DIESEL-HEATING OIL FUND, LP
UNITED STATES SHORT OIL FUND, LP
UNITED STATES BRENT OIL FUND, LP

AND AS SPONSOR OF UNITED STATES COMMODITY INDEX FUNDS TRUST

AND THE FOLLOWING SERIES THEREIN:

UNITED STATES COMMODITY INDEX FUND
UNITED STATES COPPER INDEX FUND
UNITED STATES AGRICULTURE INDEX FUND
UNITED STATES METALS INDEX FUND

This document sets forth the Sixth Amended Privacy Policy of United States Commodity Funds LLC (the "Company"), adopted on December 6, 2008, last amended on March 20, 2014. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the "Index Funds Trust"), and each series therm and (ii) each of the funds for which the Company serves as the general partner or serves as sponsor (each a "Fund" and together, the "Funds" as listed above) each as referenced above relating to the collection, maintenance and use of nonpublic personal information about the Funds' investors, as required under federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors' holdings and transactions in shares of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information. The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the Company may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of the Index Funds Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company's disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence. Accordingly, the Company's policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company's privacy policy applies to both current and former investors. The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future. The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES SHORT OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2013, 2012 and 2011

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended for the years ended December 31, 2013, 2012 and 2011 is accurate and complete.

By: /s/ Nicholas Gerber

Nicholas Gerber
President & CEO of United States Commodity Funds LLC
United States Short Oil Fund, LP
(General Partner of United States Short Oil Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of United States Short Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Short Oil Fund, LP (the “Fund”) as of December 31, 2013 and 2012, including the schedule of investments as of December 31, 2013 and 2012, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2013, 2012 and 2011. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Short Oil Fund, LP as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Spicer Jeffries LLP
Greenwood Village, Colorado
March 26, 2014

United States Short Oil Fund, LP
Statements of Financial Condition
At December 31, 2013 and 2012

	2013	2012
Assets
Cash and cash equivalents (Notes 2 and 5)	$9,739,154	$12,561,552
Equity in trading accounts:
Cash and cash equivalents	616,338	1,461,676
Unrealized loss on open commodity futures contracts	(49,320)	(735,330)
Receivable from General Partner (Note 3)	78,799	107,023
Dividend receivable	51	103
Directors' fees receivable	429	655
Other assets	255	73
Total assets	$10,385,706	$13,395,752
Liabilities and Partners' Capital
Professional fees payable	$110,203	$125,232
General Partner management fees payable (Note 3)	5,787	7,007
Brokerage commissions payable	372	512
Other liabilities	606	415
Total liabilities	116,968	133,166
Commitments and Contingencies (Notes 3, 4 and 5)
Partners' Capital
General Partner	–	–
Limited Partners	10,268,738	13,262,586
Total Partners' Capital	10,268,738	13,262,586
Total liabilities and partners' capital	$10,385,706	$13,395,752
Limited Partners' shares outstanding	300,000	350,000
Net asset value per share	$34.23	$37.89
Market value per share	$34.19	$37.88

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Schedule of Investments
At December 31, 2013

	Number of Contracts	Unrealized Loss on Open Commodity Contracts	% of Partners' Capital
Open Futures Contracts - Short United States Contracts
NYMEX WTI Crude Oil Futures CL February 2014 contracts, expiring January 2014*	104	$(49,320)	(0.48)
	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligation
U.S. Treasury Bill, 0.07%, 3/27/2014	$2,000,000	$1,999,670	19.47
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	3,453	3,453	0.04
Goldman Sachs Financial Square Funds - Government Fund - Class FS	1,502,673	1,502,673	14.63
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	1,003,334	1,003,334	9.77
Wells Fargo Advantage Government Money Market Fund - Class I	1,000,055	1,000,055	9.74
Total Money Market Funds		3,509,515	34.18
Total Cash Equivalents		$5,509,185	53.65
* Collateral amounted to $616,338 on open futures contracts.

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Schedule of Investments
At December 31, 2012

Open Futures Contracts - Short United States Contracts NYMEX Crude Oil Futures CL February 2013 contracts, expiring January	Number of Contracts	Unrealized Loss on Open Commodity Contracts	% of Partners' Capital

2013*	144	$ (735,330)	(5.54)
	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligation
U.S. Treasury Bill, 0.10%, 1/17/2013	$ 500,000	$ 499,979	3.77
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	3,453	3,453	0.03
Goldman Sachs Financial Square Funds - Government Fund - Class FS	1,502,673	1,502,673	11.33
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	1,003,334	1,003,334	7.56
Wells Fargo Advantage Government Money Market Fund - Class I	1,000,055	1,000,055	7.54
Total Money Market Funds		3,509,515	26.46
Total Cash Equivalents		$ 4,009,494	30.23
* Collateral amounted to $1,461,692 on open futures contracts.

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Statements of Operations
For the years ended December 31, 2013, 2012 and 2011

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Income Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed positions	$(3,569,140)	$3,819,590	$(1,332,380)
Change in unrealized gain (loss) on open positions	686,010	(739,490)	210,020
Dividend income	731	1,501	674
Interest income	5,477	2,118	1,264
Other income	8,400	5,250	5,700
Total income (loss)	(2,868,522)	3,088,969	(1,114,722)
Expenses
Professional fees	110,203	125,232	131,449
General Partner management fees (Note 3)	125,784	72,821	61,594
Brokerage commissions	21,444	13,770	12,335
Other expenses	7,052	3,485	3,485
Total expenses	264,483	215,308	208,863
Expense waiver (Note 3)	(78,799)	(107,023)	(121,023)
Net expenses	185,684	108,285	87,840
Net income (loss)	$(3,054,206)	$2,980,684	$(1,202,562)
Net income (loss) per limited partnership share	$(3.66)	$1.73	$(4.26)
Net income (loss) per weighted average limited partnership share	$(5.04)	$9.23	$(4.61)
Weighted average limited partnership shares outstanding	606,027	322,951	260,822

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Statements of Changes in Partners’ Capital
For the years ended December 31, 2013, 2012 and 2011

	General Partner	Limited Partners	Total
Balances, at December 31, 2010	$–	$8,083,801	$8,083,801
Addition of 400,000 partnership shares	–	16,038,193	16,038,193
Redemption of 300,000 partnership shares	–	(12,072,267)	(12,072,267)
Net loss	–	(1,202,562)	(1,202,562)
Balances, at December 31, 2011	–	10,847,165	10,847,165
Addition of 700,000 partnership shares	–	25,088,526	25,088,526
Redemption of 650,000 partnership shares	–	(25,653,789)	(25,653,789)
Net income	–	2,980,684	2,980,684
Balances, at December 31, 2012	–	13,262,586	13,262,586
Addition of 1,350,000 partnership shares	–	45,194,080	45,194,080
Redemption of 1,400,000 partnership shares	–	(45,133,722)	(45,133,722)
Net loss	–	(3,054,206)	(3,054,206)
Balances, at December 31, 2013	$–	$10,268,738	$10,268,738
Net Asset Value Per Share:
At December 31, 2010			$40.42
At December 31, 2011			$36.16
At December 31, 2012			$37.89
At December 31, 2013			$34.23

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Statements of Cash Flows
For the years ended December 31, 2013, 2012 and 2011

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Cash Flows from Operating Activities:
Net income (loss)	$(3,054,206)	$2,980,684	$(1,202,562)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in commodity futures trading account - cash and cash equivalents	845,338	(11,656)	(605,340)
Unrealized (gain) loss on futures contracts	(686,010)	739,490	(210,020)
Decrease in receivable from General Partner	28,224	14,000	54,424
(Increase) decrease in dividend receivable	52	(38)	136
(Increase) decrease in directors’ fees receivable	226	(26)	(629)
(Increase) decrease in interest receivable	–	4	(4)
(Increase) decrease in other assets	(182)	(45)	803
Increase (decrease) in investment payable	–	(5)	5
Decrease in professional fees payable	(15,029)	(6,217)	(68,417)
Increase (decrease) in General Partner management fees payable	(1,220)	1,452	1,338
Increase (decrease) in brokerage commissions payable	(140)	125	45
Increase (decrease) in other liabilities	191	(174)	2
Net cash provided by (used in) operating activities	(2,882,756)	3,717,594	(2,030,219)
Cash Flows from Financing Activities:
Addition of partnership shares	45,194,080	25,088,526	16,038,193
Redemption of partnership shares	(45,133,722)	(25,653,789)	(12,072,267)
Net cash provided by (used in) financing activities	60,358	(565,263)	3,965,926
Net Increase (Decrease) in Cash and Cash Equivalents	(2,822,398)	3,152,331	1,935,707
Cash and Cash Equivalents, beginning of year	12,561,552	9,409,221	7,473,514
Cash and Cash Equivalents, end of year	$9,739,154	$12,561,552	$9,409,221

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Notes to Financial Statements
For the years ended December 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Short Oil Fund, LP (“DNO”) was organized as a limited partnership under the laws of the state of Delaware on June 30, 2008. DNO is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). DNO will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Second Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (the “LP Agreement”). The investment objective of DNO is for the daily changes in percentage terms of its shares’ net asset value (“NAV”) to inversely reflect the daily changes in percentage terms of the spot price of West Texas Intermediate (“WTI”) light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of the futures contract for light, sweet crude oil traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire (the “Benchmark Futures Contract”), less DNO’s expenses. It is not the intent of DNO to be operated in a fashion such that the per share NAV will equal, in dollar terms, the inverse of the spot price of WTI light, sweet crude oil or any particular futures contract based on WTI light, sweet crude oil. It is not the intent of DNO to be operated in a fashion such that its NAV will reflect the inverse of the percentage change of the price of any particular futures contract as measured over a time period greater than one day. United States Commodity Funds LLC (“USCF”), the general partner of DNO, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts (as defined below) and Other Crude Oil-Related Investments (as defined below). DNO accomplishes its objective through investments in short positions in futures contracts for WTI light, sweet crude oil and other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Crude Oil-Related Investments”). For convenience, and unless otherwise specified, Futures Contracts and Other Crude Oil-Related Investments are collectively referred to as “Crude Oil Interests.” As of December 31, 2013, DNO held short positions in 104 Crude Oil Futures CL Contracts traded on the NYMEX. DNO did not hold short positions on ICE Futures as of December 31, 2013.

DNO commenced investment operations on September 24, 2009 and has a fiscal year ending on December 31. USCF is responsible for the management of DNO. USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “DNO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the United States Metals Index Fund (“USMI”), each of which is a series of the United States Commodity Index Funds Trust. USCI, CPER, USAG and USMI listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011, “USAG” on April 13, 2012 and “USMI” on June 19, 2012, respectively. All funds listed previously are referred to collectively herein as the “Related Public Funds.” USCF has also filed registration statements to register shares of the United States Sugar Fund (“USSF”), the United States Natural Gas Double Inverse Fund (“UNGD”), the United States Gasoil Fund (“USGO”) and the United States Asian Commodities Basket Fund (“UAC”), each a series of the United States Commodity Funds Trust I, and the US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust. On December 30, 2013, USCF withdrew the registration statement for USSF, UNGD, USGO and UAC effective December 31, 2013. On January 27, 2014, USCF withdrew the registration statement for HARD. HARD was never available to the public and at the time of withdrawal, HARD was still in the process of review by various regulatory agencies which have regulatory authority over USCF and HARD.

Effective February 29, 2012, DNO issues shares to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). Prior to February 29, 2012, DNO issued shares to Authorized Purchasers by offering baskets consisting of 100,000 shares through the Marketing Agent. The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

From July 1, 2011 through December 31, 2013 (and continuing at least through May 1, 2014), the applicable transaction fee paid by Authorized Purchasers is $350 to DNO for each order they place to create or redeem one or more baskets (“Redemption Baskets”); prior to July 1, 2011, this fee was $1,000. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of DNO but rather at market prices quoted on such exchange.

In September 2009, DNO initially registered 25,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On September 24, 2009, DNO listed its shares on the NYSE Arca under the ticker symbol “DNO”. On that day, DNO established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,000,000. DNO also commenced investment operations on September 24, 2009, by taking short positions in Futures Contracts traded on the NYMEX based on WTI light, sweet crude oil. As of December 31, 2013, DNO had registered a total of 25,000,000 shares.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. DNO earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, DNO earns income on funds held at the custodian or futures commission merchant at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

DNO is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), DNO is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. DNO files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. DNO is not subject to income tax return examinations by major taxing authorities for years before 2010. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in DNO recording a tax liability that reduces net assets. However, DNO’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. DNO recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2013.

Creations and Redemptions

Effective February 29, 2012, Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. Prior to February 29, 2012, Authorized Purchasers could only purchase Creation Baskets or redeem Redemption Baskets in blocks of 100,000 shares.

DNO receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in DNO’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for shares redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of DNO in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share Net Asset Value

DNO’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. DNO uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2013.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by DNO. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of DNO in accordance with the objectives and policies of DNO. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to DNO. For these services, DNO is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

DNO pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2013, 2012 and 2011, DNO did not incur any registration fees or other offering expenses.

Directors’ Fees and Expenses

DNO is responsible for paying its portion of the directors’ and officers’ liability insurance for DNO and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of DNO and the Related Public Funds organized as limited partnerships and, as of July 8, 2011, the Related Public Funds organized as a series of a Delaware statutory trust. DNO shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2013 were $555,465 for DNO and the Related Public Funds. DNO’s portion of such fees and expenses for the year ended December 31, 2013 was $3,907. For the year ended December 31, 2012, these fees and expenses were $540,586 for DNO and the Related Public Funds. DNO’s portion of such fees and expenses for the year ended December 31, 2012 was $1,664. For the year ended December 31, 2011, these fees and expenses were $607,582, for DNO and the Related Public Funds. DNO’s portion of such fees and expenses for the years ended December 31, 2011 was $1,099.

Licensing Fees

As discussed in Note 4 below, DNO entered into a licensing agreement with the NYMEX on May 22, 2009, as amended on October 20, 2011. Pursuant to the agreement, through October 19, 2011, DNO and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, paid a licensing fee that was equal to 0.04% for the first $1,000,000,000 of combined net assets of the funds and 0.02% for combined net assets above $1,000,000,000. On and after October 20, 2011, DNO and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2013, 2012 and 2011, DNO incurred $3,145, $1,821 and $2,387, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with DNO’s audit expenses and tax accounting and reporting requirements are paid by DNO. These costs were approximately $140,000, $75,000 and $45,000, respectively, for the years ended December 31, 2013, 2012 and 2011.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, DNO pays all brokerage fees and other expenses in connection with the operation of DNO, excluding costs and expenses paid by USCF as outlined in Note 4 below. USCF has voluntarily agreed to pay certain expenses typically borne by DNO, to the extent that such expenses exceed 0.15% (15 basis points) of DNO’s NAY, on an annualized basis, through at least June 30, 2014. USCF has no obligation to continue such payments into subsequent periods. For the year ended December 31, 2013, USCF waived $78,799, of DNO’s expenses. This voluntary expense waiver is in addition to those amounts USCF is contractually obligated to pay as described in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

DNO is party to a marketing agent agreement, dated as of June 8, 2009, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for DNO as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on DNO’s assets up to $3 billion; and 0.04% on DNO’s assets in excess of $3 billion.

The above fee does not include the following expenses, which are also borne by USCF: the cost of placing advertisements in various periodicals; website construction and development; or the printing and production of various marketing materials.

DNO is also party to a custodian agreement, dated October 7, 2008, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of DNO. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, DNO is party to an administrative agency agreement, dated October 7, 2008, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for DNO. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to DNO and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

On October 8, 2013, DNO entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as DNO’s futures commission merchant (“FCM”), effective October 10, 2013. Prior to October 10, 2013, the FCM was UBS Securities LLC (“UBS Securities”). The agreements require RBC Capital and UBS Securities to provide services to DNO in connection with the purchase and sale of Futures Contracts and Other Crude Oil-Related Investments that may be purchased and sold by or through RBC Capital and/or UBS Securities for DNO’s account. In accordance with each agreement, RBC Capital and UBS Securities charge DNO commissions of approximately $7 to $8 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts. Such fees include those incurred when purchasing Futures Contracts and options on Futures Contracts when DNO issues shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when DNO redeems shares as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts and options on Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. DNO also incurs commissions to brokers for the purchase and sale of Futures Contracts, Other Crude Oil-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”). During the year ended December 31, 2013, total commissions accrued to brokers amounted to $21,444. Of this amount, approximately $18,763, or 87.50%, was a result of rebalancing costs and approximately, $2,681 or 12.50% was the result of trades necessitated by creation and redemption activity. By comparison, during the year ended December 31, 2012, total commissions accrued to brokers amounted to $13,770. Of this amount, approximately $12,010, or 87.22%, was a result of rebalancing costs and approximately $1,760, or 12.78%, was the result of trades necessitated by creation and redemption activity. By comparison, during the year ended December 31, 2011, total commissions accrued to brokers amounted to $12,335. Of this amount, approximately $11,421, or 92.59%, was a result of rebalancing costs and approximately $914, or 7.41%, was the result of trades necessitated by creation and redemption activity. The increase in the total commissions accrued to brokers for the year ended December 31, 2013 as compared to the year ended December 31, 2012 was primarily a function of increased brokerage fees due to a higher number of futures contracts being held and traded as a result of the increase in DNO’s total net assets during the year ended December 31, 2013. The increase in total net assets required DNO to sell short a greater number of Futures Contracts and incur a greater amount of commissions. The increase in the total commissions accrued to brokers for the year ended December 31, 2012, as compared to the year ended December 31, 2011, was primarily a function of increased brokerage fees due to a higher number of futures contracts being held and traded as a result of the increase in DNO’s total net assets during the year ended December 31, 2012. As an annualized percentage of average daily total net assets, the figure for the year ended December 31, 2013 represents approximately 0.10% of average daily total net assets. By comparison, the figure for the year ended December 31, 2012 represented approximately 0.11% of average daily total net assets and the figure for the year ended December 31, 2011 represented approximately 0.12% of average daily total net assets. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

DNO and the NYMEX entered into a licensing agreement on May 22, 2009, as amended on October 20, 2011, whereby DNO was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, DNO and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. DNO expressly disclaims any association with the NYMEX or endorsement of DNO by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

DNO engages in the trading of futures contracts, options on futures contracts and may engage in cleared swaps (collectively, “derivatives”). DNO is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

DNO may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure DNO has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

All of the futures contracts held by DNO were exchange-traded through December 31, 2013. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties. When DNO enters into non-exchange traded contracts including Exchange for Risk or EFR transactions, it is subject to the credit risk associated with counterparty nonperformance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. DNO has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, DNO bears the risk of financial failure by the clearing broker.

DNO’s cash and other property, such as Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of DNO’s assets posted with that futures commission merchant; however, the majority of DNO’s assets are held in cash and/or cash equivalents with DNO’s custodian and would not be impacted by the insolvency of a futures commission merchant. The failure or insolvency of DNO’s custodian, however, could result in a substantial loss of DNO’s assets.

USCF invests a portion of DNO’s cash in money market funds that seek to maintain a stable per share NAY. DNO is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2013 and December 31, 2012, DNO held investments in money market funds in the amounts of $3,509,515 and $3,509,515, respectively. DNO also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada; London, United Kingdom; Grand Cayman, Cayman Islands; and Nassau, Bahamas; which are subject to U.S. regulation and regulatory oversight. As of December 31, 2013 and December 31, 2012, DNO held cash deposits and investments in Treasuries in the amounts of $6,845,977 and $10,513,713, respectively, with the custodian and futures commission merchant. Some or all of these amounts may be subject to loss should DNO’s custodian and/or futures commission merchant cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, DNO is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, DNO pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

DNO’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, DNO has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by DNO are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2013, 2012 and 2011. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Per Share Operating Performance:
Net asset value, beginning of year	$37.89	$36.16	$40.42
Total income (loss)	(3.35)	2.07	(3.92)
Total expenses	(0.31)	(0.34)	(0.34)
Net increase (decrease) in net asset value	(3.66)	1.73	(4.26)
Net asset value, end of year	$34.23	$37.89	$36.16
Total Return	(9.66)%	4.78%	(10.54)%
Ratios to Average Net Assets
Total income (loss)	(13.68)%	25.45%	(10.86)%
Management fees	0.60%	0.60%	0.60%
Total expenses excluding management fees	0.66%	1.17%	1.43%
Expenses waived	(0.38)%	(0.88)%	(1.18)%
Net expenses excluding management fees	0.29%	0.29%	0.25%
Net income (loss)	(14.57)%	24.56%	(11.71)%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from DNO.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2013 and 2012.

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013
Total Income (Loss)	$(631,658)	$(184,793)	$(2,917,733)	$865,662
Total Expenses	58,986	66,806	88,236	50,455
Expense Waivers	(25,557)	(23,926)	(13,634)	(15,682)
Net Expenses	33,429	42,880	74,602	34,773
Net Income (Loss)	$(665,087)	$(227,673)	$(2,992,335)	$830,889
Net Income (Loss) per Share	$(1.81)	$0.03	$(3.07)	$1.19

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012
Total Income (Loss)	$(188,888)	$3,964,326	$(447,027)	$(239,442)
Total Expenses	40,087	56,904	45,188	73,129
Expense Waivers	(17,810)	(14,354)	(26,872)	(47,987)
Net Expenses	22,277	42,550	18,316	25,142
Net Income (Loss)	$(211,165)	$3,921,776	$(465,343)	$(264,584)
Net Income (Loss) per Share	$(1.60)	$6.78	$(3.51)	$0.06

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

DNO values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of DNO (observable inputs) and (2) DNO’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of DNO’s securities at December 31, 2013 using the fair value hierarchy:

At December 31, 2013	Total	Level I	Level II	Level III

Short-Term Investments	$5,509,185	$5,509,185	$-	$-
Exchange-Traded Futures Contracts
United States Contracts	(49,320)	(49,320)	-	-

During the year ended December 31, 2013, there were no transfers between Level I and Level II.

The following table summarizes the valuation of DNO’s securities at December 31, 2012 using the fair value hierarchy:

At December 31, 2012	Total	Level I	Level II	Level III

Short-Term Investments	$4,009,494	$4,009,494	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(735,330)	(735,330)	—	—

During the year ended December 31, 2012, there were no transfers between Level I and Level II.

78

Effective January 1, 2009, DNO adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value at December 31, 2013	Fair Value at December 31, 2012
Futures - Commodity Contracts	Assets	$(49,320)	$(735,330)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2013		For the year ended December 31, 2012		For the year ended December 31, 2011
Derivatives not Accounted for as Hedging Instruments	Location of Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(3,569,140)		$3,819,590		$(1,332,380)

	Change in unrealized gain (loss) on open positions		$686,010		$(739,490)		$210,020

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” The amendments in ASU No. 2011-11 require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

NOTE 10 - SUBSEQUENT EVENTS

DNO has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.